                                                                     EXHIBIT 2.2

                              DATED 6 APRIL, 2001
                             ______________________


                           (1)  CADIM SERVOTECH B.V.

                      (2)  VIENNA LEAS INTERNATIONAL S.A.

               (3)  TOWARZYSTWO OBROTU NIERUCHOMOSCIAMI AGRO S.A.

                     (4)  FUNDACJA NA RZECZ NAUKI POLSKIEJ

            (5)  PIONEER REAL ESTATE ADVISORS POLAND SPOLKA Z O.O.
                          I SPOLKA SPOLKA KOMANDYTOWA

                              (6)   PREA, L.L.C.

                                       and

                 (7) PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A.


                    ________________________________________

                            SHARE PURCHASE AGREEMENT
                   IN RESPECT OF SHARES IN THE SHARE CAPITAL
                 OF PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A.
                    ________________________________________



                              CMS CAMERON MCKENNA
                            WARSAW FINANCIAL CENTER
                              UL. EMILII PLATER 53
                                00-113 WARSZAWA

                              T +48(0)22 520 5555

                              F +48(0)22 520 5556
                               CHW/RAFS/106594.01


THIS AGREEMENT is made on 6 April 2001

BETWEEN:



(1) CADIM SERVOTECH B.V., a limited liability company incorporated under the laws of the Kingdom of the Netherlands with its seat in Amsterdam, the Netherlands, hereinafter referred to as "CADIM," represented by Mr. Pierre Gamache,

(2) VIENNA LEAS INTERNATIONAL SPOLKA AKCYJNA, a joint-stock company with its seat in Bielsko-Biala, at ul. Strazacka 81, 43-382 Bielsko-Biala, registered in the Commercial Register maintained at the District Court of Bielsko-Biala, Commercial Registry Division, under no. RHB 4038 hereinafter referred to as "VIENNA LEAS," represented by Mr. Artur Firganek,

(3) TOWARZYSTWO OBROTU NIERUCHOMOSCIAMI SPOLKA AKCYJNA, a joint-stock company with its seat in Warsaw, Poland at Sielecka 22, 00-738 Warsaw, registered in the Commercial Register maintained at the District Court of Warsaw, XVI Commercial Registry Division, under no. RHB 51290 hereinafter referred to as "TONAGRO," represented by Mr. Zbigniew Drzewiecki, the proxy,

(4) FUNDACJA NA RZECZ NAUKI POLSKIEJ, a foundation with its seat in Warsaw, Poland, registered in the Foundations Register maintained at the District Court of Warsaw, XVI Commercial Registry Division, under no. RF 1057, hereinafter referred to as the "FOUNDATION," represented by Mr. Mariusz Janowski, the proxy,

(5) PIONEER REAL ESTATE ADVISORS POLAND SPOLKA Z O.O. I SPOLKA SPOLKA KOMANDYTOWA, a limited partnership with its seat in Warsaw, registered in the Commercial Register maintained at the District Court of Warsaw, XVI Commercial Registry Division, under no. RHA 376 hereinafter referred to as the "LIMITED PARTNERSHIP," represented by Mr. Gren Carr-Jones as a member of the Management Board of PREA Poland Sp. z o.o. (General Partner),

(6) PREA, L.L.C., a limited liability company incorporated under the laws of the State of Delaware, with its registered seat in Wilmington Delaware, the United States of America, hereinafter referred to as the "PURCHASER", represented by Mr. Gren Carr-Jones,

and

(7) PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A., a joint stock company with its seat in Warsaw, Poland at ul. Stawki 2, registered in the Commercial Register maintained at the District Court of Warsaw, XVI Commercial Registry Division, under no. RHB 50879 hereinafter referred to as the "FUND" represented by Mr James Glerum under power of attorney.


Cadim shall be referred to as the "FOREIGN SHAREHOLDER". Vienna Leas, TonAgro, the Foundation and the Limited Partnership shall be jointly referred to as the "POLISH SHAREHOLDERS". The Foreign Shareholder and the Polish Shareholders shall be jointly referred to as the "SELLERS".

The Sellers and the Purchaser shall be jointly referred to as the "PARTIES".

WHEREAS,

(A) The Sellers hold shares in the Fund in the amounts as set out in SCHEDULE 1 hereto.

(B) The Sellers have requested to exit as shareholders from the Fund by selling all their shares (as set out opposite their respective names in SCHEDULE 1, collectively referred to as the "SHARES") to the Purchaser.

(C) Part of the price due to the Sellers in accordance with CLAUSE 2 hereof shall be paid to PREA Poland Sp. z o.o. a limited liability company with its seat in Warsaw at Stawki 2, 00-193, Warsaw Poland, registered in the Commercial Register maintained at the District Court of Warsaw Commercial Registry Division, under no. RHB 46850 hereinafter referred to as the "SERVICES AGENT" as a payment for services to be rendered by the Services Agent to the Sellers pursuant to an agreement attached hereto as SCHEDULE 3 (the "SERVICES AGREEMENTS").

(D) Any moneys due to the Services Agent under the Services Agreement shall be paid to it out of the moneys held on the bank account provided for in CLAUSE 2.2.2.

(E) Consequent upon the above, the Sellers, the Purchaser and the Fund have agreed to terminate any agreements entered into between them relating to the Fund, waiving and releasing any entitlements and obligations arising therefrom.


THE PARTIES HAVE THEREFORE AGREED AS FOLLOWS:

                               SALE AND PURCHASE

          SUBJECT TO THE TERMS OF THIS AGREEMENT, EACH OF THE SELLERS SHALL SELL TO THE PURCHASER THAT NUMBER OF SHARES SET OPPOSITE ITS NAME IN SCHEDULE 1 AND THE PURCHASER SHALL PURCHASE SUCH SHARES ACCORDINGLY.

          THE SHARES SHALL BE SOLD WITH THE BENEFIT OF ALL RIGHTS AND SUBJECT TO ALL OBLIGATIONS ATTACHING TO THEM AS AT THE DATE OF THIS AGREEMENT.

          EACH OF THE SELLERS WAIVES ALL RIGHTS OF PRE-EMPTION IN RESPECT OF THE SALE OF THE SHARES PURSUANT TO THIS AGREEMENT OR THE SALE OF SHARES IN THE FUND BY EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT ("EBRD") PURSUANT TO AN AGREEMENT TO BE ENTERED INTO BETWEEN EBRD, THE PURCHASER AND THE FUND, WHETHER UNDER THE STATUTE OF THE FUND, ANY AGREEMENT BETWEEN THE SHAREHOLDERS IN THE FUND OR OTHERWISE.

                               PRICE AND PAYMENT

          EACH OF THE SELLERS TRANSFERS ALL OF THE SHARES TO BE SOLD BY IT UNDER THIS AGREEMENT FOR THE PRICE AS SET OUT OPPOSITE ITS NAME IN SCHEDULE 2 HERETO (THE "PRICE").

          THE PRICE SHALL BE DUE AND PAYABLE TO EACH OF THE SELLERS AS FOLLOWS:

              2.3.1.1 the Completion Price due to each of the Sellers (as set out opposite the name of each Seller in SCHEDULE 2 under the heading "Completion Price") shall be payable by the Purchaser to each such Seller on Completion;

              2.3.1.2 The remaining part of the Price (the "DEFERRED PRICE") (if any) due to each of the Sellers (as set out opposite the name of each Seller in SCHEDULE 2 under the heading "Deferred Price") shall be payable by the Purchaser into a non-interest bearing bank account of ING Bank in Warsaw held in the name of the Service Agent (the "BANK ACCOUNT"). The Deferred Price may be drawn upon by the Services Agent in order to pay the fees payable by the Sellers to the Services Agent in accordance with the terms of the Services Agreements. The Deferred Price due to the Sellers shall be decreased accordingly;

              2.3.1.3 The Sellers agree that any amount remaining in the Bank Account at the date of expiry (or sooner termination) of the Services Agreements (after satisfaction of all payments due to the Services Agent under the Services Agreements) shall be released to each of the Sellers in accordance with the percentage entitlements of each of them as set out opposite the name of each Seller under the heading "Percentage Entitlements" in SCHEDULE 2.

          ANY PAYMENTS UNDER THIS AGREEMENT DUE TO THE POLISH SHAREHOLDERS SHALL BE MADE IN PLN CALCULATED AT THE AVERAGE USD/PLN EXCHANGE RATE AS ANNOUNCED BY THE PRESIDENT OF THE NATIONAL BANK OF POLAND ON THE DATE IMMEDIATELY PRECEDING THE EXECUTION DATE OF THIS AGREEMENT. ANY PAYMENTS DUE TO THE FOREIGN SHAREHOLDER UNDER THIS AGREEMENT AND DENOMINATED IN USD SHALL BE MADE IN USD.

                                   COMPLETION

          A COMPLETION MEETING SHALL TAKE PLACE ON 6 APRIL 2001 (OR SUCH EARLIER DATE ON WHICH ALL OF THE OBLIGATIONS IN CLAUSE 3.2 HAVE BEEN FULFILLED) AT THE OFFICES OF CMS CAMERON MCKENNA IN WARSAW, 18TH fLOOR, UL. EMILII PLATER 53, WARSAW FINANCIAL CENTER, ("COMPLETION").

          AT COMPLETION:-

               2.3.1.4 the relevant parties to the Services Agreement shall execute the Services Agreements;

               2.3.1.5 a meeting of the Supervisory Board of the Fund shall be held to ratify and approve the sale of the Shares by the Sellers to the Purchaser pursuant to the terms of this Agreement;

               2.3.1.6 the Purchaser shall procure that Harbor Global Company, Ltd. for itself and on behalf of its subsidiaries and affiliates, shall deliver to the Parties and each of them in the form of a letter a release from all obligations and liabilities (if any) (whether past, present or future) to Harbor Global Company, Ltd. and/or its subsidiaries and affiliates arising out of the Fund Documents, or in any way related to the Fund. For the purpose of this Agreement, the expression "FUND DOCUMENTS" shall have the definition given to it in the Subscription and Shareholders Agreement dated 27th October 1999 entered into between the Parties, European Bank for Reconstruction and Development and Pioneer Pierwsze Polskie Towarzystwo Funduszy Inwestycyjnych S.A.;

               2.3.1.7 each of the Parties shall execute the agreement set out in SCHEDULE 4;

               2.3.1.8 each of the Sellers shall endorse a statement of the transfer of the registered shares on the share certificate in respect of the Shares to be sold by them to the Purchaser pursuant to this Agreement;

               2.3.1.9 Cadim and the Foundation shall deliver to the Fund duly executed and valid letters of resignation of any persons appointed or nominated by it, whether jointly or separately with another shareholder in the Fund, to positions on the Supervisory Board and/or the Investment Committee of the Fund;

               2.3.1.10 that part of the Completion Price due to the Foreign Shareholder shall be paid by the Purchaser by way of electronic transfer to the bank account held in the name of Foreign Shareholder, details of which have been notified by the Foreign Shareholder to the Purchaser in writing;

               2.3.1.11 that part of the Completion Price due to each of the Polish Shareholders shall be paid by way of electronic transfer to the bank accounts held by that Polish Shareholder, details of which have been notified by that Polish Shareholder to the Purchaser in writing; and

               2.3.1.12 the Purchaser shall provide the Sellers with a copy of a fax or letter from the Purchaser's bank to the Purchaser confirming that the electronic transfers referred to in CLAUSES 3.2.7. and 3.2.8 have been made and the Purchaser's account has been so debited.

          OWNERSHIP OF THE SHARES SOLD BY EACH OF THE SELLERS SHALL PASS TO THE PURCHASER ON:

              2.3.1.13 payment of the Completion Price due to such Seller being made in accordance with CLAUSES 3.2.7 and 3.2.8; and

              2.3.1.14 upon delivery to the Sellers of the letter referred to in CLAUSE 3.2.3

          FOR THE PURPOSE OF THIS AGREEMENT, PAYMENT OF THE COMPLETION PRICE SHALL BE DEEMED TO HAVE BEEN MADE BY THE PURCHASER WHEN THE BANK ACCOUNT OF PURCHASER HAS BEEN DEBITED WITH THE PRICE. THE PARTIES AGREE THAT A FAX OR LETTER FROM THE PURCHASER'S BANK ADDRESSED TO THE PURCHASER AND CONFIRMING TO THE PURCHASER THAT THE PURCHASER'S BANK ACCOUNT HAS BEEN SO DEBITED SHALL BE SUFFICIENT EVIDENCE OF THE ABOVE.

                           DECLARATIONS AND RELEASES

          EACH OF THE SELLERS DECLARES WITH RESPECT TO THE SHARES SOLD BY IT THAT SUCH SHARES ARE FREE FROM ANY LEGAL DEFECTS, THE SHARES ARE PAID FOR, THAT THEY ARE OWNED BY THE SELLER AND ARE NOT ENCUMBERED WITH ANY THIRD PARTY RIGHTS.

          EACH OF THE PARTIES AGREES TO WAIVE ALL THEIR RIGHTS, OBLIGATIONS AND CLAIMS (WHETHER PAST, PRESENT OR FUTURE) ARISING FROM THEIR PARTICIPATION IN THE FUND. IN PARTICULAR, EACH OF THE PARTIES HEREBY IRREVOCABLY:

              2.3.1.15 releases the other Parties from all obligations and liabilities (whether past, present or future) arising out of the Fund Documents, or in any way related to the Fund;

              2.3.1.16 releases any third party (including, without limitation Pioneer Investment Management USA Inc. (formerly known as The Pioneer Group, Inc.), Harbor Global Company Ltd. and their respective subsidiaries, affiliates, employees, officers, directors, agents, representatives, successors and assigns) from all obligations and liabilities (whether past, present or future) arising out of the Fund Documents, or in any way related to the Fund; and

              2.3.1.17 waives any sums due, entitlements or other rights each of the other Parties may have (whether past, present or future) under the Fund Documents or in any way related to the Fund (save as provided for in this Agreement).

          VIENNA LEAS SHALL PROCURE THAT ANY CLAIMS (CIVIL AND CRIMINAL) OF VIENNA LEAS AGAINST THE FUND OR IN RESPECT OF ITS REPRESENTATIVES ARE WITHDRAWN.
                                    GENERAL
          THE PARTIES SHALL EXECUTE ANY DOCUMENTATION WHICH MAY BE REQUIRED FOLLOWING COMPLETION TO GIVE EFFECT TO THE TERMS OF THIS AGREEMENT.

          STAMP DUTY (PODATEK OD CZYNNOSCI CYWILNOPRAWNYCH) DUE UNDER THIS AGREEMENT SHALL BE BORNE BY THE PURCHASER.

          EACH PARTY SHALL BEAR ITS OWN COSTS OF AND ASSOCIATED WITH THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT.

          ANY NOTICE TO BE GIVEN UNDER THIS AGREEMENT SHALL BE IN WRITING AND DELIVERED TO THE ADDRESSES OF EACH PARTY SET OUT AT THE HEAD OF THIS AGREEMENT OR TO SUCH OTHER ADDRESSES AS A PARTY MAY NOTIFY THE OTHER PARTIES IN WRITING.

          ANY AMENDMENTS TO THIS AGREEMENT REQUIRE WRITTEN FORM, BEING NULL AND VOID OTHERWISE.

          THIS AGREEMENT HAS BEEN EXECUTED IN ENGLISH AND IN POLISH. THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND BY THE PARTIES ON DIFFERENT COUNTERPARTS. IN CASE OF ANY DISCREPANCIES, THE ENGLISH VERSION SHALL PREVAIL. THIS AGREEMENT WILL BECOME EFFECTIVE WHEN THE LAST PARTY SIGNS THIS AGREEMENT.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE REPUBLIC OF POLAND.

          ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE FINALLY SETTLED BY THE ARBITRATION COURT AT THE NATIONAL CHAMBER OF COMMERCE IN WARSAW (S D ARBITRA OWY PRZY KRAJOWEJ IZBIE GOSPODARCZEJ W WARSZAWIE) IN ACCORDANCE WITH THE RULES OF THAT COURT AS IN FORCE AT THE DATE OF THE FILING OF THE STATEMENT OF CLAIM.


Signed by               /s/ Pierre Gamache
for and on behalf of    CADIM SERVOTECH B.V.

Signed by               /s/ Artur Firganek
for and on behalf of    VIENNA LEAS INTERNATIONAL S.A.

Signed by               /s/ Zbigniew Drzewiecki
for and on behalf of    TOWARZYSTWO OBROTU NIERUCHOMOSCIAMI AGRO S.A.

Signed by               /s/ Mariusz Janowski
for and on behalf of    FUNDACJA NA RZECZ NAUKI POLSKIEJ

Signed by               /s/ Gren Carr-Jones
for and on behalf of    PIONEER REAL ESTATE ADVISORS POLAND SPOLKA Z O.O.
                        I SPOLKA SPOLKA KOMANDYTOWA

Signed by               /s/ Gren Carr-Jones
for and on behalf of    PREA, L.L.C.

Signed by               /s/ James Glerum
for and on behalf of    PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A.

                                   SCHEDULE 1
                     THE SELLERS' SHAREHOLDING IN THE FUND


o Cadim holds 25,969 registered ordinary C Class Shares, numbered from 00032 to 26000, with a nominal value of PLN 100;

o Vienna Leas holds 1,731 registered ordinary A Class Shares, numbered from 28853 to 30583, with a nominal value of PLN 100;

o TonAgro holds 865 registered ordinary A Class Shares, numbered from 27988 to 28852, with a nominal value of PLN 100;

o The Foundation holds 7,858 registered ordinary A Class Shares, numbered from 15001 to 22858, with a nominal value of PLN 100;

o The Limited Partnership holds 519 registered ordinary A Class Shares, numbered from 30584 to 31102, with a nominal value of PLN 100.

                                   SCHEDULE 2
                                   THE PRICE

                               Price                   Completion Price         Deferred Price          Percentage
Seller                        (in USD)                     (in USD)                (in USD)             Entitlement
-----                         --------                 ----------------         --------------          -----------
Cadim                          750,000                       650,000               100,000               73.221 %
Vienna Leas                     50,000                        44,370                 5,630                4.122 %
TonAgro                         25,000                        22,187                 2,813                2.060 %
Foundation                     250,000                       221,870                28,130               20.597 %
Limited Partnership             15,000                        15,000                     0                    0 %


For the purposes of this Schedule, any amount denominated in USD payable to any Polish Shareholder shall be deemed to be denominated in the PLN equivalent of that amount as calculated in accordance with CLAUSE 2.3.

                                   SCHEDULE 3
                             THE SERVICES AGREEMENT

Set out below is a proforma Services Agreement. A separate Services Agreement will be entered into by each Seller (with the exception of the Limited Partnership). The amount of the fee payble by each Seller which is a party to the Services Agreement will be equal to the Deferred Consideration due to that Seller under this Agreement.

                                                         FINAL DRAFT  (02.04.01)



                               DATED APRIL 2001
                               ________________

                            (1) CADIM SERVOTECH B.V.


                                      AND


                         (2) PREA POLAND SPOLKA Z O.O.



                     ____________________________________

                              SERVICES AGREEMENT
                     ____________________________________







                              CMS CAMERON MCKENNA
                            WARSAW FINANCIAL CENTER
                              UL. EMILII PLATER 53
                                00-113 WARSZAWA

                              T +48(0)22 520 5555
                              F +48(0)22 520 5556

                               CHW/RAFS/106594.01

THIS AGREEMENT is made on April 2001

BETWEEN:

(1) CADIM SERVOTECH B.V., a limited liability company incorporated under the laws of the Kingdom of the Netherlands with its seat in Amsterdam, at Herengracht 483, 1017 BT Amsterdam, the Netherlands, represented by Ms. Jamila Ladjimi, hereinafter referred to as the "SELLER",

and

(1) PREA POLAND SPOLKA Z O.O., a limited liability company with its seat in Warsaw at Stawki 2, 00-193, Warsaw Poland, registered in the Commercial Register maintained at the District Court of Warsaw Commercial Registry Division, under no. RHB 46850, represented by Mr. Gren Carr-Jones, hereinafter referred to as the "SERVICES AGENT".

The Seller and the Services Agent shall be jointly referred to as the "PARTIES".

WHEREAS:

(A) By agreement dated 2001 (the "SHARE PURCHASE AGREEMENT") between the Seller, Vienna Leas International S.A., Towarzystwo Obrotu Nieruchomosciami Agro S.A., Fundacja na Rzecz Nauki Polskiej, Pioneer Real Estate Advisors Poland Spolka z o.o. i Spolka Spolka Komandytowa, PREA, L.L.C. and Pioneer Polski Fundusz Nieruchomosci S.A. (the "FUND"), the Seller agreed to sell its shares in the Fund to PREA, L.L.C., on the terms contained in the Share Purchase Agreement.

(B) The Seller wishes to retain the services of the Services Agent upon the terms set out below, to identify opportunities for investment by the Seller in a new fund.

(A) Vienna Leas International S.A., Towarzystwo Obrotu Nieruchomosciami Agro S.A. and Fundacja na Rzecz Nauki Polskiej are to enter separately into agreements with the Services Agent on substantially the same terms as set out in this Agreement.

THE PARTIES HAVE THEREFORE AGREED AS FOLLOWS:

                         DEFINITIONS AND INTERPRETATION

Words and expressions defined in the Share Purchase Agreement shall have the same meaning in this Agreement unless the context otherwise requires. In addition the following words and expressions have the meanings set opposite them:

"CONNECTED PERSON"   means the respective directors, officers and employees of
PREA Poland Sp. z o.o.;

"FEES" has the meaning set out in CLAUSE 4;

"SELLER'S REPRESENTATIVE" means Pierre Gamache ;

"SERVICES" means the services described in SCHEDULE 1.

                                  APPOINTMENT

          CONDITIONAL UPON ALL THE PARTIES TO THE SHARE PURCHASE AGREEMENT PERFORMING ALL THE OBLIGATIONS TO BE PERFORMED BY THEM AT COMPLETION (AS DEFINED) OF THE SHARE PURCHASE AGREEMENT, THE SELLER HEREBY APPOINTS THE SERVICES AGENT AS ITS NON-EXCLUSIVE ADVISOR AND ARRANGER IN RELATION TO THE SERVICES, AND THE SERVICES AGENT ACCEPTS THE APPOINTMENT ON THE TERMS SET OUT HEREIN.

          THE APPOINTMENT SHALL CONTINUE ACCORDING TO Clause 6 until terminated pursuant to Clause 9.

                        THE SERVICES AGENT'S OBLIGATIONS

          THE SERVICES AGENT SHALL PROVIDE THE SERVICES FROM 6 APRIL 2001 (OR, IF LATER, THE DATE UPON WHICH ALL THE PARTIES TO THE SHARE PURCHASE AGREEMENT PERFORM ALL THE OBLIGATIONS TO BE PERFORMED BY THEM AT COMPLETION OF THE SHARE PURCHASE AGREEMENT) FOR THE DURATION OF THIS AGREEMENT IN ACCORDANCE WITH CLAUSE 6 (UNLESS TERMINATED EARLIER IN ACCORDANCE WITH CLAUSES 9 and 10).

          THE SERVICES AGENT SHALL EMPLOY APPROPRIATE AND ADEQUATE RESOURCES TO PROVIDE THE SERVICES.

          THE SERVICES AGENT SHALL KEEP SUCH RECORDS OF ALL ACTS AND THINGS DONE BY IT IN RELATION TO THE PROVISION OF THE SERVICES AS MAY REASONABLY BE REQUIRED OF AN ADVISOR PROVIDING SERVICES OF THE TYPE SPECIFIED IN SCHEDULE 1 AND SHALL MAKE SUCH RECORDS AVAILABLE FOR INSPECTION OR PROVIDE COPIES TO THE SELLER (IF THE SELLER SO REQUESTS).

                                      FEES

          AS PAYMENT FOR PROVIDING THE SERVICES, THE SELLER SHALL PAY THE SERVICES AGENT A FEE OF USD 33,333 PER MONTH CALCULATED ON A PRO RATA DAILY BASIS (THE "FEES") PROVIDED THAT THE MAXIMUM AMOUNT PAYABLE UNDER THIS AGREEMENT BY THE SELLER FOR THE SERVICES IS USD 100,000.

          ALL PAYMENTS TO BE MADE BY THE SELLER UNDER THIS AGREEMENT ARE EXCLUSIVE OF VALUE ADDED TAX ("VAT") WHICH SHALL BE ADDED AT THE APPROPRIATE RATE.

          THE SERVICES AGENT SHALL AT LEAST ONCE A MONTH ISSUE AN INVOICE OR INVOICES FOR THE FEES DUE AS CONSIDERATION FOR THE SERVICES PROVIDED AND COMPLETED DURING THE PERIOD TO WHICH THE RELEVANT INVOICE RELATES.

                                    PAYMENT

          IN ACCORDANCE WITH THE PROVISIONS OF THE SHARE PURCHASE AGREEMENT THE AMOUNTS INDICATED IN SCHEDULE 2 OF THE SHARE PURCHASE AGREEMENT AGAINST THE NAME OF THE SELLER UNDER THE HEADING "DEFERRED CONSIDERATION" SHALL BE PLACED IN THE SPECIALLY DESIGNATED NON-INTEREST BEARING BANK ACCOUNT AT ING BANK IN WARSAW IN THE NAME OF THE SERVICES AGENT.

          PROVIDED THAT IT HAS FIRST SENT TO THE SELLER'S REPRESENTATIVE A VALID VAT INVOICE SHOWING THE FEE DUE TO THE SERVICES AGENT AS AT THE INVOICE DATE, AND HAS RECEIVED FROM THE SELLER'S REPRESENTATIVE CONFIRMATION OF ITS

     APPROVAL OF SUCH INVOICE, THE SERVICES AGENT SHALL BE ENTITLED TO DRAW ON THE MONEYS HELD ON THE BANK ACCOUNT REFERRED TO IN CLAUSE 5.1 ABOVE TO SATISFY ANY AND ALL PAYMENTS OF FEES DUE TO IT BY THE SELLER IN ACCORDANCE WITH THIS AGREEMENT. THE SELLER'S REPRESENTATIVE SHALL NOT BE ENTITLED UNREASONABLY TO WITHHOLD OR DELAY APPROVAL OF ANY VAT INVOICE PROVIDED BY THE SERVICES AGENT WHERE SUCH INVOICE IS IN ACCORDANCE WITH THE BUDGET. THE SELLER'S REPRESENTATIVE SHALL CONFIRM APPROVAL OR OTHERWISE OF THE VAT INVOICE TO THE SERVICES AGENT WITHIN 5 BUSINESS DAYS OF RECEIPT.

          UPON THE DATE WHICH IS THE LATER OF (I) THE EXPIRY (OR EARLIER TERMINATION) OF THIS AGREEMENT, AND (II) PAYMENT OF ALL FEES DUE TO THE SERVICES AGENT UNDER THIS AGREEMENT AND UNDER THE AGREEMENTS REFERRED TO IN RECITAL C ABOVE, THE SELLER'S REPRESENTATIVE ON BEHALF OF THE SELLER SHALL BE ENTITLED TO WITHDRAW ALL AMOUNTS THEN REMAINING ON THE BANK ACCOUNT. FOR THE AVOIDANCE OF DOUBT, THE SELLER AND THE SELLER'S REPRESENTATIVE (NOR EITHER OF THEM) SHALL NOT BE ENTITLED TO DRAW UPON THE BANK ACCOUNT BEFORE SUCH DATE.

          SUBJECT TO THE PROVISIONS OF THIS AGREEMENT ANY MONEYS HELD FROM TIME TO TIME ON THE BANK ACCOUNT SHALL BELONG TO THE SELLER.

          ANY COSTS ASSOCIATED WITH ESTABLISHING OR MAINTAINING THE BANK ACCOUNT SHALL BE DRAWN OR DISBURSED FROM THE BANK ACCOUNT.

          ANY PAYMENTS UNDER THIS AGREEMENT DUE TO THE SERVICES AGENT AND DENOMINATED IN USD SHALL BE MADE IN PLN CALCULATED AT THE AVERAGE USD/PLN EXCHANGE RATE AS ANNOUNCED BY THE PRESIDENT OF THE NATIONAL BANK OF POLAND ON THE DATE IMMEDIATELY PRECEDING THE DATE OF PAYMENT.

                                    DURATION
          Save as provided in CLAUSE 3.1, this Agreement shall commence on 6 April 2001 and continue until 6 July 2001, unless terminated earlier in accordance with CLAUSE 9.

                                CONFIDENTIALITY

          THE SERVICES AGENT SHALL AND SHALL PROCURE THAT ANY CONNECTED PERSON SHALL KEEP CONFIDENTIAL ANY INFORMATION WHICH IS IMPARTED BY THE SELLER IN CONFIDENCE IN CONNECTION WITH THE PROVISION OF THE SERVICES AND WHICH IS OF A CONFIDENTIAL NATURE (THE "CONFIDENTIAL INFORMATION") AND THE SERVICES AGENT SHALL PROCURE THAT ANY CONNECTED PERSON HAVING ACCESS TO ANY OF THE CONFIDENTIAL INFORMATION SHALL BE SUBJECT TO THE SAME OBLIGATIONS AS THE SERVICES AGENT.

          NEITHER PARTY SHALL DISCLOSE (EXCEPT TO THE EXTENT REQUIRED BY LAW) THE TERMS AND CONDITIONS OF THIS AGREEMENT (OTHER THAN ITS EXISTENCE) WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER, SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD.

                                   LIABILITY

     The Seller agrees that neither the Services Agent nor any Connected Person shall have any direct or indirect liabilities of any kind to the Seller arising out of or in connection with the provision of the Services or the Services Agent's engagement hereunder except for losses incurred by the Seller which have resulted from the negligence or fault of the Services Agent or the relevant Connected Person.

                                  TERMINATION

          THE SELLER OR THE SERVICES AGENT MAY TERMINATE THIS AGREEMENT FORTHWITH BY NOTICE IN WRITING TO THE OTHER (THE "BREACHING PARTY") IF THE BREACHING PARTY COMMITS A MATERIAL BREACH OF THIS AGREEMENT WHICH IN THE CASE OF A BREACH CAPABLE OF REMEDY SHALL MEAN THAT THE BREACH SHALL NOT HAVE BEEN REMEDIED WITHIN 14 DAYS OF THE RECEIPT BY THE BREACHING PARTY OF A NOTICE FROM THE OTHER PARTY IDENTIFYING THE BREACH AND REQUIRING ITS REMEDY.

          THE SELLER OR THE SERVICES AGENT SHALL HAVE THE RIGHT AT ANY TIME BY GIVING WRITTEN NOTICE TO THE OTHER TO TERMINATE THIS AGREEMENT FORTHWITH IF THE OTHER IS UNABLE TO PAY ITS DEBTS OR ENTERS INTO COMPULSORY OR VOLUNTARY LIQUIDATION (OTHER THAN FOR THE PURPOSE OF A GROUP CONSOLIDATION OR RE-ORGANISATION ON SOLVENT TERMS) OR ENTERS INTO ANY ARRANGEMENT WITH CREDITORS GENERALLY OR HAS A RECEIVER APPOINTED IN RESPECT OF ALL OR A SUBSTANTIAL PART OF ITS ASSETS OR A MANAGER OR AN ADMINISTRATOR APPOINTED IN RESPECT OF THE OTHER PARTY OR CEASES FOR ANY REASON TO CARRY ON BUSINESS.

          TERMINATION OF THIS AGREEMENT SHALL NOT AFFECT THE ACCRUED RIGHTS OR LIABILITIES OF THE PARTIES ARISING IN ANY WAY OUT OF THIS AGREEMENT AS AT THE DATE OF TERMINATION.

                                 FORCE MAJEURE

     The Services Agent shall not be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement occasioned by any act of God, fire, act of government or state, labour disputes of whatever nature and any other reason beyond the control of the Services Agent. If the reason continues for a period of more than 28 days, either party shall have the option to terminate the Agreement upon giving 7 days' notice in writing to the other.

                            SELLER'S REPRESENTATIVE

     The Seller hereby agrees that the Seller's Representative is fully authorised by the Seller to represent the Seller in all respects connected with this Agreement. The Services Agent shall be entitled to deal with the Seller's Representative as the sole and duly authorised representative of the Seller in all matters connected with this Agreement.

                                   ASSIGNMENT

          THE SERVICES AGENT SHALL NOT ASSIGN OR SUBCONTRACT ANY OF THEIR RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE SELLER PROVIDED THAT IT SHALL BE ENTITLED TO ASSIGN ITS RIGHTS AND OBLIGATIONS HEREUNDER TO PARKES AND COMPANY PROVIDED THAT THE SELLER HAS RECEIVED THE COMPLETION PRICE (AS DEFINED IN THE SHARE PURCHASE AGREEMENT) DUE TO IT UNDER THE SHARE PURCHASE AGREEMENT.

          THE SELLER SHALL NOT ASSIGN OR SUBCONTRACT ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE SERVICES AGENT, SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD OR DELAYED.

                             SUCCESSORS AND ASSIGNS

     This Agreement shall enure for the benefit of and be binding on the respective successors in title and permitted assigns of each party.

                                ENTIRE AGREEMENT

          THIS AGREEMENT TOGETHER WITH THE SALE AND REPURCHASE AGREEMENT REPRESENTS THE ENTIRE UNDERSTANDING BETWEEN THE PARTIES IN RELATION TO THE MATTERS DEALT WITH HEREIN.

          NO PURPORTED VARIATION OF THIS AGREEMENT SHALL BE VALID UNLESS MADE IN WRITING AND SIGNED BY EACH OF THE PARTIES HERETO.

                               FURTHER ASSURANCE

     The parties hereby agree and undertake to use all reasonable endeavours to enter into all further documents (including any bank account mandates) necessary to give effect to the subject matter and content of this Agreement.
                                    NOTICES

     Any notice to be given under this Agreement shall be in writing and delivered to the addresses of each party set out at the head of this Agreement or to such other addresses as a party may notify the other party in writing.

                                  COUNTERPARTS

     This Agreement has been executed in four identical counterparts, two in English and two in Polish, one language counterpart for each of the Parties. In case of any discrepancies, the English version shall prevail.

                         GOVERNING LAW AND JURISDICTION

     This Agreement shall be governed by and construed in accordance with the laws of the Republic of Poland.

                                     COSTS

     Each party shall bear its own costs of and associated with the negotiation and preparation of this Agreement.

                                    DISPUTES

     All disputes arising out of or in connection with this Agreement shall be finally settled by the Arbitration Court at the National Chamber of Commerce in Warsaw (Sad Arbitrazowy przy Krajowej Izbie Gospodarczej w Warszawie) in accordance with the Rules of that Court as in force at the date of the filing of the statement of claim.


Signed by
for and on behalf of     CADIM SERVOTECH B.V.



Signed by
for and on behalf of     PREA POLAND SPOLKA Z O.O.

                                   SCHEDULE 1
                                  THE SERVICES


The Services to be provided under this Agreement shall comprise provision of expert analysis of information gathered in order to review and ascertain with the Seller and (as appropriate) with other parties potentially interested in making an investment in any new real estate fund(s), the potential for the proposed new real estate fund(s). For the avoidance of doubt the Services shall not include real estate brokerage or agency.

                                   SCHEDULE 4
                           THE TERMINATION AGREEMENT

                               DATED APRIL 2001
                               ________________

              (1) EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

                           (2)  CADIM SERVOTECH B.V.

                      (3)  VIENNA LEAS INTERNATIONAL S.A.

               (4)  TOWARZYSTWO OBROTU NIERUCHOMOSCIAMI AGRO S.A.

                     (5)  FUNDACJA NA RZECZ NAUKI POLSKIEJ

                    (6)  PIONEER REAL ESTATE ADVISORS POLAND
                   SPOLKA Z O.O. I SPOLKA SPOLKA KOMANDYTOWA

                               (7)  PREA, L.L.C.

                                       and

                 (8)  PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A.
                    ________________________________________

                                   Agreement
                       TO TERMINATE THE SUBSCRIPTION AND
                     SHAREHOLDERS' AGREEMENT IN RESPECT OF
                   PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A.
                    ________________________________________

                              CMS CAMERON MCKENNA
                            WARSAW FINANCIAL CENTER
                              UL. EMILII PLATER 53
                                00-113 WARSZAWA

                              T +48(0)22 520 5555
                              F +48(0)22 520 5556
                               CHW/RAFS/106594.01

THIS AGREEMENT is made on April 2001

BETWEEN:

(1) EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT, an international financial institution established by an international treaty with its seat in London, England, represented by Ms. Julia Gnezdilowa, the proxy;

(2) CADIM SERVOTECH B.V., a limited liability company incorporated under the laws of the Kingdom of the Netherlands with its seat in Amsterdam, the Netherlands, represented by Ms. Jamila Ladjimi;

(3) VIENNA LEAS INTERNATIONAL SPOLKA AKCYJNA, a joint-stock company with its seat in Bielsko-Biala, at ul. Strazacka 81, 43-382 Bielsko-Bia a, registered in the Commercial Register maintained at the District Court of Bielsko-Biala, Commercial Registry Division, under no. RHB 4038, represented by Mr. Artur Firganek;

(4) TOWARZYSTWO OBROTU NIERUCHOMOSCIAMI AGRO SPOLKA AKCYJNA, a joint-stock company with its seat in Warsaw, Poland at Sielecka 22, 00-738 Warsaw, registered in the Commercial Register maintained at the District Court of Warsaw, XVI Commercial Registry Division, under no. RHB 51290, represented by Mr. Krzysztof Golebiowski as a member of the Board of Management and by Ms. Anna Wrzecionko;

(5) FUNDACJA NA RZECZ NAUKI POLSKIEJ, a foundation with its seat in Warsaw, Poland, registered in the Foundations Register maintained at the District Court of Warsaw, XVI Commercial Registry Division, under no. RF 1057, represented by Mr. Mariusz Janowski, the proxy;

(6) PIONEER REAL ESTATE ADVISORS POLAND SPOLKA Z O.O. I SPOLKA SPOLKA KOMANDYTOWA, a limited partnership with its seat in Warsaw, registered in the Commercial Register maintained at the District Court of Warsaw, XVI Commercial Registry Division, under no. RHA 376, represented by Mr. Gren Carr-Jones as a member of the Management Board of PREA Poland Sp. z o.o. (General Partner);

(7) PREA, L.L.C., a limited liability company incorporated under the laws of the State of Delaware, with its registered seat in Wilmington, Delaware, the United States of America represented by Gren Carr-Jones. (the "PURCHASER");

and

(8) PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A., a joint stock company with its seat in Warsaw, Poland at ul. Stawki 2, registered in the Commercial Register maintained at the District Court of Warsaw, XVI Commercial Registry Division, under no. RHB 50879 (the "FUND"), represented by Mr. James Glerum under power of attorney;


together hereinafter referred to as the "PARTIES".

WHEREAS,

(A) On 27 October 1999 the Parties and Pioneer Pierwsze Polskie Towarzystwo Funduszy Inwestycyjnych S.A. executed a Subscription and Shareholders' Agreement in respect of Pioneer Polski Fundusz Nieruchomosci S.A.

(B) Pioneer Pierwsze Polskie Towarzystwo Funduszy Inwestycyjnych S.A. has, prior to the date of this Agreement, ceased to be a shareholder in the Fund.

(C) On [ ] April 2001, the Purchaser entered into various agreements (the "SHARE PURCHASE AGREEMENTS") with all the other shareholders in the Fund pursuant to which the Purchaser agreed to acquire all the shares in the Fund which it did not already own.



THE PARTIES HAVE THEREFORE AGREED AS FOLLOWS:

1. That, conditional upon all the parties to the Share Purchase Agreements performing all the obligations to be performed by them at Completion (as defined) of the Share Purchase Agreements, the Subscription and Shareholders' Agreement entered into between them and Pioneer Pierwsze Polskie Towarzystwo Funduszy Inwestycyjnych S.A. on October 27 1999 shall be terminated with immediate effect, save for clause 25 thereof (non-disclosure of information).

2. This Agreement may be signed by the Parties on any number of counterparts and by the Parties on different counterparts. This Agreement has been executed in English and in Polish. In the case of discrepancies, the English version shall prevail.

Signed by
for and on behalf of    EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

Signed by
for and on behalf of    CADIM SERVOTECH B.V.

Signed by
for and on behalf of    VIENNA LEAS INTERNATIONAL S.A.

Signed by
for and on behalf of    TOWARZYSTWO OBROTU NIERUCHOMOSCIAMI AGRO S.A.

Signed by
for and on behalf of    FUNDACJA NA RZECZ NAUKI POLSKIEJ

Signed by
for and on behalf of    PIONEER REAL ESTATE ADVISORS POLAND SPOLKA Z O.O. I
                        SPOLKA SPOLKA KOMANDYTOWA

Signed by
for and on behalf of    PREA, L.L.C.

Signed by
for and on behalf of    PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A.